Exhibit 99.1

Nanophase Technologies Corporation 1319 Marquette Drive Romeoville, IL 60446 Nasdaq: NANX

COMPANY CONTACT:

Nancy Baldwin

Investor Relations

630-771-6708

NASDAQ Alerts Nanophase of Listing Rule 5450 -

$1 Minimum Bid Requirement

Company Granted 180-day Grace Period to Regain Compliance

Romeoville, IL, – December 23, 2009 – Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in the development of advanced nanoengineered products, announced today that on December 18, 2009, it received notice from the NASDAQ Stock Market that the closing bid price of its common stock had fallen below $1.00 for thirty consecutive business days and is currently not in compliance with NASDAQ Listing Rule 5450(a)(1). Nanophase has a 180-day grace period, ending June 16, 2010, to regain compliance with the Rule. To regain compliance, the bid price for the Company’s common stock must close at $1.00 or higher for a minimum of 10 consecutive business days within the stated 180-day grace period.

“Our strategy is just beginning to demonstrate the results we expect to see throughout 2010, and we believe the first quarter will be pivotal,” commented Nanophase CEO Jess Jankowski. “We are well positioned for growth in highly targeted vertical markets and are confident our stock price will reflect our success.”

Under Listing Rule 5450(a)(1), if the company has not regained compliance, by the close of the initial 180-day grace period, it may be eligible for an additional grace period of 180 days, if it meets the initial listing standards, with the exception of bid price, for the NASDAQ Capital Market. If the company is not eligible for an additional grace period, it will receive notification that its securities are subject to delisting, and it may then appeal the delisting determination to a Hearings panel.

The notice from NASDAQ has no effect on the listing of the Company’s common stock at this time, and its common stock will continue to trade on the NASDAQ Global Market under the symbol “NANX.”

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered products and solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

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NASDAQ Alerts Nanophase of Listing Rule 5450 - $1 Minimum Bid

Requirement

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company’s Form 10-K filed March 25, 2009, and subsequently amended. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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